Exhibit 99.28(h)(iv)

AMENDED AND RESTATED EXHIBIT A

This EXHIBIT A, amended and restated effective as of June 25, 2014, is Exhibit A to the Administration and Accounting Services Agreement, dated as of April 3, 2006, by and between BNY Mellon Investment Servicing (US) Inc. (formerly known as PNC Global Investment Servicing (U.S.) Inc., which was formerly known as PFPC Inc.1) and Old Westbury Funds, Inc.

PORTFOLIOS

Old Westbury Large Cap Core Fund

Old Westbury Large Cap Strategies Fund
Old Westbury Fixed Income Fund
Old Westbury Municipal Bond Fund
Old Westbury Small & Mid Cap Fund
(f/k/a Old Westbury Global Small & Mid Cap Fund)
Old Westbury Real Return Fund
Old Westbury Strategic Opportunities Fund
(f/k/a Old Westbury Global Opportunities Fund)

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Exhibit A to be executed by their respective officers as of the date first written above.

OLD WESTBURY FUNDS, INC.

By:	/s/ David W. Rossmiller
Name:	David W. Rossmiller
Title:	President

BNY MELLON INVESTMENT SERVICING (US) INC.

By:	/s/ Kevin P. Leyne
Name:	Kevin P. Leyne
Title:	Managing Director

[1]	On July 1, 2010, The Bank of New York Mellon Corporation completed the purchase of PNC Global Investment Servicing Inc. and its subsidiaries, including PNC Global Investment Servicing (U.S.) Inc. Also, on July 1, 2010, PNC Global Investment Servicing (U.S.) Inc. changed its name to BNY Mellon Investment Servicing (US) Inc. In July 2008, PFPC Inc. changed its name to PNC Global Investment Servicing (U.S.) Inc. The name changes did not result in any changes to the fees paid by the Portfolios.

AMENDED AND RESTATED EXHIBIT C

This EXHIBIT C, amended and restated effective as of June 25, 2014, is Exhibit C to the Administration and Accounting Services Agreement, dated as of April 3, 2006, by and between BNY Mellon Investment Servicing (US) Inc. (formerly known as PNC Global Investment Servicing (U.S.) Inc., which was formerly known as PFPC Inc.1) and Old Westbury Funds, Inc.

LIST OF FAIR VALUE PORTFOLIOS

Old Westbury Large Cap Strategies Fund
Old Westbury Small & Mid Cap Fund
(f/k/a Old Westbury Global Small & Mid Cap Fund)
Old Westbury Strategic Opportunities Fund
(f/k/a Old Westbury Global Opportunities Fund)
Old Westbury Large Cap Core Fund

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Exhibit C to be executed by their respective officers as of the date first written above.

OLD WESTBURY FUNDS, INC.

By:	/s/ David W. Rossmiller
Name:	David W. Rossmiller
Title:	President

BNY MELLON INVESTMENT SERVICING (US) INC.

By:	/s/ Kevin P. Leyne
Name:	Kevin P. Leyne
Title:	Managing Director

[1]	On July 1, 2010, The Bank of New York Mellon Corporation completed the purchase of PNC Global Investment Servicing Inc. and its subsidiaries, including PNC Global Investment Servicing (U.S.) Inc. Also, on July 1, 2010, PNC Global Investment Servicing (U.S.) Inc. changed its name to BNY Mellon Investment Servicing (US) Inc. In July 2008, PFPC Inc. changed its name to PNC Global Investment Servicing (U.S.) Inc. The name changes did not result in any changes to the fees paid by the Portfolios.